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                                                                    EXHIBIT 10.7

                                   PRESBY CORP
                               CONFIDENTIALITY AND
                     INTELLECTUAL PROPERTY RIGHTS AGREEMENT
                                   (EMPLOYEE)

     As an employee of Presby Corp, a Delaware corporation (the "Company"), the undersigned ("Employee"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby enter into this CONFIDENTIALITY AND INTELLECTUAL PROPERTY RIGHTS AGREEMENT (this "Agreement") as of the 23rd day of July, 1997, with and for the benefit of the Company.

1. DEFINITIONS. In addition to the capitalized terms defined throughout this Agreement, the following terms shall have the meanings provided below:

          (a) "CONFIDENTIAL INFORMATION" shall mean information or material proprietary to the Company and not generally known outside the Company, including without limitation information conceived, originated, discover or developed in whole or in part, or otherwise obtained, by Employee. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): discoveries, ideas, inventions, concepts, software in any and all stages of development, designs, drawings, specifications, techniques, methods, models, schematics, data, source code, object code, source listings, program listings, documentation, diagrams, flow charts, research, development, processes, procedures, formulae, "know-how", marketing techniques and materials, marketing and development plans, business plans and strategies, customer names and other information related to customers, supplier lists, price lists, pricing policies, financial information, employee files, Intellectual Property (as defined hereinafter) and other proprietary rights. Confidential Information also includes any information described above which the Company obtains from another party and treats as proprietary or designates as "Proprietary," "Confidential" or other similar markings, whether or not owned or developed by the Company. Confidential Information does not include information that, without restriction on it use, is: (i) generally known or available by publication, commercial use or otherwise, or enters the public domain, through no fault of Employee; (ii) known and has been reduced to tangible form by Employee prior to the time of disclosure to Employee; or (iii) independently developed by Employee outside the scope of Employee's employment by the Company and without reference to any Confidential Information, and is in no manner related to the Company's prior, current or prospective business opportunities.

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          (b) "INTELLECTUAL PROPERTY" shall mean any and all rights, title and interest under any and all domestic or foreign patents, copyrights, trade secrets, mask works, trademarks, trade names and service marks, including without limitation all rights to apply therefor, in any inventions, discoveries, improvements, works of authorship, confidential information and know-how and other similar intellectual property rights recognized under the laws of any country or jurisdiction.

2.   DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION

     2.1 DISCLOSURE. At all times during and after Employee's employment with the Company, Employee agrees to keep the Confidential Information in confidence and, absent prior written consent of the Company, agrees not to disclose or provide access to the same to anyone other than officers, directors, authorized employees or other authorized agents of the Company, either directly or indirectly. Employee further agrees not to disclose the Confidential Information to any person employed by or contracting with the Company except as reasonably necessary in connection with the performance of Employee's services for the Company.

     2.2 USE. Employee agrees to use the Confidential Information only as reasonably necessary in connection with the performance of Employee's services for the Company, and agrees not to use the Confidential Information for any purpose other than for the Company's business, or permit any third person to use the Confidential Information, either during or after Employee's employment with the Company, in any way or for any purpose, except at the request of and for the benefit of the Company.

     2.3 NOTIFICATION. Employee shall notify the Company promptly and in writing of any circumstances of which Employee has knowledge relating to any possession or use of the Confidential Information, or any part thereof, by any person or entity other than those authorized by the terms of this Agreement.

     2.4 FURTHER ACTS. Employee shall take any and all other actions reasonably deemed necessary or appropriate by the Company from time to time in its sole discretion to ensure the continued confidentiality and protection of the Confidential Information.

     2.5 OWNERSHIP OF MATERIALS AND THE LIKE. Employee agrees that the Confidential Information and all notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any way incorporating or reflecting any of the Confidential Information and all proprietary rights therein including, without limitation, any copyrights,

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shall at all times be and remain the sole and exclusive property of the Company, and Employee agrees to turn over to the Company all copies of such materials in Employee's possession or control upon request or upon termination of Employee's employment with the Company for whatever reason.

     2.6 THIRD PARTY RIGHTS. Employee agrees not to directly or indirectly disclose in any manner to the Company, or improperly use in any business or activity related to the Company or work therefor, or cause the Company to use in any way, any information or material which is confidential to any third party, with the exception of any information or material which the Company is licensed and permitted to obtain and use from its owner, and after written approval of such disclosure or use by the Company.

3.   ACKNOWLEDGEMENT OF OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS

     3.1 OWNERSHIP OF INTELLECTUAL PROPERTY. Employee hereby agrees that all Intellectual Property and rights thereto and therein relating in any manner to work performed by or for Employee as part of the performance of Employee's service to the Company shall be owned exclusively by the Company, and that the Company may, in its sole discretion, take whatever steps necessary and appropriate to protect and enforce such Intellectual Property and rights therein. Furthermore, without limiting the foregoing, any such Intellectual Property created by Employee and related to the actual or proposed business of the Company shall be deemed "works made for hire" and the Company shall be deemed the author thereof under the U.S. Copyright Act (Title 17 of the U.S.
Code).

     3.2 ACKNOWLEDGEMENT OF OWNERSHIP. Employee hereby acknowledges that Employee does not own, has not acquired and does not control, nor does Employee claim any ownership or other interest in, any part of the Intellectual Property, or any rights therein. Furthermore, to the extent that some or all of the Intellectual Property is determined not to constitute "works made for hire," as a matter of law, Employee hereby agrees to irrevocably assign, transfer, convey and quitclaim to the Company, without any separate or additional remuneration or compensation, all right, title and interest in and to any such Intellectual Property.

     3.3 DISCLOSURE. Employee agrees to promptly disclose to the Company, and the Company hereby agrees to receive all such disclosures in confidence, any invention, computer program and related architecture and developments, modification, discovery, design, development, improvement, process, system, formula, data, technique, writing,

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know-how, secret or any intellectual property or proprietary right or any interest therein made, conceived, discovered, developed, written, reduced to practice or acquired or possessed by Employee (either alone or with others) at any time or times during Employee's employment with the Company or thereafter for the purpose of determining whether they constitute Intellectual Property for the purpose of this Agreement.

     3.4 PERFORMANCE OF OTHER ACTS. From the date hereof and at any time thereafter, and at the request and expense of the Company, Employee agrees to sign or execute any and all documents, and perform any and all such acts as the Company and its duly authorized agents may reasonably require: (a) to apply for, obtain, and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection for any Intellectual Property in any country throughout the world and when so obtained or vested to maintain, renew and restore the same; (b) to assist, as required by the Company, in the defense of any opposition proceedings in respect to such applications and any opposition proceedings, petitions, applications or litigation for revocation or invalidation of such letters patent, copyright or trademarks or other analogous protection; and (c) to effectuate the vesting in the name of the Company alone (unless the Company otherwise directs) of the ownership, title and interest of any item of Intellectual Property.

4.   GENERAL PROVISIONS

     4.1 TERM OF OBLIGATIONS: SURVIVAL. The obligation set forth in this Agreement shall terminate upon the termination of Employee's employment with the Company, with the exception that Sections 1, 2, 3, 4.1, 4.3, 4.4, 4.5, 4.7, and
4.8 hereof shall survive such termination and remain effective, enforceable, and binding upon Employee and Employee's heirs and successors in interest subsequent to such termination.

     4.2 NON-COMPETE. During the period of Employee's employment with the Company, Employees shall not directly or indirectly, engage, participate, or make any financial investment (other than a passive investment), in, or become employed by or render advisory or other services to or for any Person (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or other business enterprise which engaged, directly or indirectly, in competition with the Company or any of its subsidiaries.

     4.3 NONSOLICITATION. During the period of Employee's employment with the Company and for two (2) years thereafter, Employee agrees not to directly or indirectly

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solicit, interfere with the Company's relationships with, or entice away from the Company, any customer, licensee, licensor, distributor, representative, employee, contractor or source of supply of the Company.

     4.4 INJUNCTIVE RELIEF. Employee acknowledges that because of the unique nature of the Confidential Information and the Intellectual Property, the Company will suffer irreparable harm and significant injury in the event that Employee breaches any of the terms of this Agreement, and that monetary damages will be difficult to ascertain and inadequate to compensate the Company for such breach. Accordingly, Employee agrees that the Company will, in addition to any other remedies available to it at law or in equity, be entitled to injunctive relief to enforce the terms of this Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing other remedies available to it for such breach or threatened breach, including the recovery of damages.

     4.5 ASSIGNMENT. This Agreement may be assigned, in whole or in part, by the Company to any third party and shall inure to the benefit of any and all of the Company's successors and assigns. However, because of the unique and personal nature of the services of Employee which form at least a part of Employee's employment with the Company, Employee may not assign any of his obligations, or portions thereof, under this Agreement.

     4.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     4.7. SEVERABILITY; WAIVER. If any provision or any obligation or grant of rights forming a part of this Agreement shall be held by a court of competent jurisdiction to be invalid or otherwise unenforceable, the remaining provisions of this Agreement shall remain in full force and effect. No delay or omission by either party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

     4.8 ENTIRE AGREEMENT. This Agreement constitutes the full and complete understanding of the parties with respect to the subject matter hereof, and supersedes all oral or written communications, understandings or agreements concerning the Confidential Information and the Intellectual Property. This Agreement may not be amended, modified or supplemented except by written agreement signed by both parties hereto.

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     THE UNDERSIGNED hereby agrees to the above terms and acknowledges receipt of a copy hereof by executing this Agreement in the space provided below as of the date first written above.

Signature:       /s/ Mark A. Cox
                 -----------------------------

Name:            Mark A. Cox

Mailing Address: 9418 Rocky Branch Drive
                 Dallas, Texas 74243

Accepted and Acknowledged
as of the 23rd day of July, 1997

PRESBY CORP

By: /s/ Ronald A. Schachar
    -----------------------------
Name: Ronald A. Schachar, M.D.
      ---------------------------
Title: President
       --------------------------

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